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                                                                   EXHIBIT 23.3

                 [LETTERHEAD]

                 111 North Orange Avenue, Suite 1800
                 P.O. Box 3031
                 Orlando, FL 32802



The Board of Directors
Mercer Products Company, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                          KPMG Peat Marwick LLP

Orlando, Florida
July 13, 1998